As filed with the Securities and Exchange Commission on May 30, 2003

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN RECEIVABLES LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3301790 (I.R.S. employer identification no.)

47 West 200 South, Suite 500
Salt Lake City, Utah 84101
(801) 238-6700

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Harold E. Miller, Jr.
47 West 200 South, Suite 500
Salt Lake City, Utah 84101
(801) 238-6700

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew P. Joseph, Esq.
MCKEE NELSON LLP
5 Times Square, 35th Floor
New York, New York  10036

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ٱ

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ׀x׀

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ׀x׀

333-72180

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ٱ

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ٱ

CALCULATION OF REGISTRATION FEE (1)

Proposed Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Asset Backed Securities	$53,000,000	100%	$53,000,000	$4,287.70

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Calculated pursuant to Rule 457(a) of the Securities Act.

THIS REGISTRATION STATEMENT IS BEING FILED PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“RULE 462(b)”), AND INCLUDES THE REGISTRATION STATEMENT FACING PAGE, THIS PAGE, THE SIGNATURE PAGE, AN EXHIBIT INDEX, EXHIBIT 5 AND 8 OPINIONS AND THE OTHER DOCUMENTS LISTED ON THE EXHIBIT INDEX.  PURSUANT TO RULE 462(b), THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-72180) OF FRANKLIN RECEIVABLES LLC, INCLUDING THE EXHIBITS THERETO, ARE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a)

Exhibits

1.1

Form of Underwriting Agreement*

3.1

Certificate of Formation of Franklin Receivables LLC, as currently in effect*

3.2

Amended and Restated Limited Liability Company Agreement of Franklin Receivables LLC, as amended and currently in effect*

4.1

Form of Amended and Restated Trust Agreement, with form of Certificate attached thereto, among Seller and Owner Trustee**

4.2

Form of Indenture, with form of Note attached thereto, among the Trust and Indenture Trustee*

4.3

Form of Pooling and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Owner Trustee*

4.4

Form of Sale and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Trust*

4.5

Form of Purchase Agreement, among the Seller and Franklin Capital*

5.1

Opinion of McKee Nelson LLP as to legality***

8.1

Opinion of McKee Nelson LLP as to certain tax matters (included in Exhibit 5.1)***

23.1

Consent of McKee Nelson LLP (included in Exhibit 5.1)***

25.1

Statement of Eligibility of Trustee**

(b)

Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

______________________________

*

Incorporated herein by Reference as filed in connection with Registration Statement No. 333-56869.

**

Incorporated herein by Reference as filed in connection with Registration Statement No. 333-72180.

***

Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Franklin Capital Corporation, as managing member of Franklin Receivables LLC (“FRLLC”), hereby certifies on behalf of FRLLC that it has reasonable grounds to believe that FRLLC meets all of the requirements for filing on Form S-3 and that FRLLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on

              , 2003.

FRANKLIN RECEIVABLES LLC

BY:

FRANKLIN CAPITAL CORPORATION,

as its managing member

By: /s/ Harold E. Miller, Jr.

Harold E. Miller, Jr.

President and Chief Executive Officer

The Registrant reasonably believes that the security rating requirements of the Securities will be met at the time of sale of the Securities.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Harold E. Miller, Jr. Harold E. Miller, Jr.	Director of Franklin Capital Corporation	May 30, 2003

/s/ Jennifer J. Bolt Jennifer J. Bolt	Director of Franklin Capital Corporation	May 30, 2003

/s/ Robert G. Paulson Robert G. Paulson	Director of Franklin Capital Corporation	May 30, 2003

/s/ Harold E. Miller, Jr. Harold E. Miller, Jr.	Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer of Franklin Receivables LLC	May 30, 2003

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

1.1

Form of Underwriting Agreement*

3.1

Certificate of Formation of Franklin Receivables LLC, as currently in effect*

3.2

Amended and Restated Limited Liability Company Agreement of Franklin Receivables LLC, as amended and currently in effect*

4.1

Form of Amended and Restated Trust Agreement, with form of Certificate attached thereto, among Seller and Owner Trustee**

4.2

Form of Indenture, with form of Note attached thereto, among the Trust and Indenture Trustee*

4.3

Form of Pooling and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Owner Trustee*

4.4

Form of Sale and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Trust*

4.5

Form of Purchase Agreement, among the Seller and Franklin Capital*

5.1

Opinion of McKee Nelson LLP as to legality (including consent of such firm)***

8.1

Opinion of McKee Nelson LLP as to certain tax matters (included in Exhibit 5.1)**

23.1

Consent of McKee Nelson LLP (included in Exhibit 5.1)***

1.1

Statement of Eligibility of Trustee**

______________________________

*

Incorporated herein by Reference as filed in connection with Registration Statement No. 333-56869.

**

Incorporated herein by Reference as filed in connection with Registration Statement No. 333-72180.

***

Included herewith.